Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-16837) pertaining to the 1996 Non-Qualified Employee Stock Purchase Plan of AvalonBay Communities, Inc. of our report dated March 27, 2009, with respect to the financial statements of the AvalonBay Communities, Inc. 1996 Non-Qualified Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP

McLean, Virginia
March 27, 2009